UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2020

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

154-09 146th Ave, Jamaica, NY 11434
(Address of principal executive offices) (zip code)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Former name or former address, if changed since last report.)

(718) 978-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

Merger Agreement

On October 8, 2020 Innocap, Inc. a Nevada corporation (“Innocap” or the “Company”), Inno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Innocap (“Merger Sub”), Unique Logistics Holdings, Inc., a privately-held Delaware corporation headquartered in New York (“Unique”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Unique, with Unique surviving as a wholly-owned subsidiary of Innocap (the “Merger”). The transaction (the “Closing”) took place on October 8,2020 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Unique in exchange for issuing Unique’s shareholders (the “Unique Shareholders”), pro-rata, an aggregate of 1,000,000 million shares of preferred stock, with certain of unique shareholders receiving   130,000 shares of the Company’s Series A Preferred Stock par value $0.001 per share, and certain of the Unique shareholders receiving of 870,000 shares of the Company’s Series B Preferred Stock, par value $0.001 per share.. Immediately after the Merger was consummated, and further to the Agreement, certain affiliates of the Company cancelled a total of 45,606,489 shares of the Company’s common stock, and 1,000,000 shares of Preferred Stock held by them (the “Cancellation”). In consideration of the Cancellation of such shares of the Company’s common stock and preferred stock, Unique agreed to assume certain liabilities of the Company. As a result of the Merger and the Cancellation, the Unique Shareholders became the majority shareholders of the Company.

The directors of Innocap have approved the Agreement and the transactions contemplated under the Agreement. The directors and shareholders of Unique have approved the Agreement and the transactions contemplated thereunder and as of the Closing Date own 1,000,000 shares of Preferred Stock in the aggregate. Such Preferred Stock is convertible into an aggregate of 6,546,470,000 shares of the Company’s common stock, subject to beneficial ownership limitations and authorized capital stock of the Company. On October 9, 2020, the Company’s current Chief Executive Officer, Sunandan Ray, converted 30,000 shares of Series B Preferred Stock into an aggregate of 196,394,100 shares of the Company’s common stock.

Split Off Agreement

In connection with the Merger, on October 8, 2020, the Company, Star Exploration Corporation, a Texas corporation and wholly-owned subsidiary of the Company (the “Split-Off Subsidiary”), and Paul Tidwell, an individual in his capacity as the Split-Off Subsidiary purchaser, entered into a Split-Off Agreement (the “Split-Off Agreement”). Pursuant to the terms of the Split-Off Agreement, the Company, as seller, in consideration of the Cancellation and the assignment and assumption of $797,000 of the Company’s liabilities, sold to Mr. Tidwell all of the issued and outstanding shares of the Split-Off Subsidiary including and all assets related to the Company’s current business.

General Release Agreement

In connection with the Merger and the Split-Off Agreement, On October 8, 2020, the Company, Unique, the “Split-Off Subsidiary” and Paul Tidwell entered into a General Release Agreement whereby the Split-Off Subsidiary and Paul Tidwell agreed to release the Company, Unique, and the representatives of each from any and all claims, actions, obligations, liabilities, demands and/or causes of action arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the closing of the Split-Off Agreement.

Financing

Simultaneously with the Closing, on October 8, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company sold to such Investor (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “The Note”) realizing gross proceeds of $1,000,000 and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein (the “ Warrant”).

The Note matures on December 6, 2021 (the “Maturity Date”) and is convertible at any time. The conversion price shall be equal to the average of the closing prices on the principal market for the ten (10) trading days immediately preceding the date written notice of conversion is provided to the Company, subject to adjustment (the “Conversion Price”); provided, however, that in no instance shall the Holder be entitled to convert at a price lower than $0.00119759 (the “Floor Price”) and in no instance shall the Investor be entitled to convert into such an amount of common stock that, together with all shares of common stock which have been previously converted, would equal greater than 13.8875% of the total issued and outstanding shares of common stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Conversion Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.00119759.

Provided that the Company has satisfied all of the Equity Conditions (as defined in the Note) the Company may deliver a notice to the Investor (an “Optional Redemption Notice”, of its irrevocable election to redeem some or all of the then outstanding principal or interest amount of the Note for cash in an amount equal to the Optional Redemption Amount as further described in the Note (the “Optional Redemption Amount”) on the 20th Trading Day following the Optional Redemption Notice.

If the Company or any subsidiary thereof, as applicable, at any time while the Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the Conversion Price then in effect other than in respect of an Exempt Issuance (as defined therein) (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such common stock or common stock equivalents are issued.

Additionally, while the Note remains outstanding the Company shall not, without prior written approval from the investor enter into a Variable Rate Transaction (as defined in the Note). Further, as long as the Note remains outstanding, upon any issuance by the Company of common stock, common stock equivalents or other indebtedness or other securities, whether for cash consideration or a combination of units thereof (a “Subsequent Financing”), the Investor shall have the right to participate up to is Pro Rata Portion (as defined Purchase Agreement) of a percentage of such Subsequent Financing equal to, in the aggregate, one hundred percent (100%) in case of any offering on the same terms, conditions and price provided for in the Subsequent Financing.

The Warrant has a term of five years and may only be exercised on a cash basis at an “Exercise Price” equal to $0.001946, subject to adjustment (the “Exercise Price”); provided, however, that in no instance shall the Investor be entitled to at a price lower than $0.001946 (the “Floor Price”) and in no instance shall the Investor be entitled to exercise the Warrant into such an amount of common stock that, together with all shares of Common Stock which have been previously exercised by the Investor, would equal greater than 8.546 % of the total issued and outstanding shares of common stock of the Company, subject to adjustment, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001 and in no event lower than 0.001946.

In connection with the issuance of the Note and Warrant to the Investor that Company and the Investor also entered into a registration rights agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed to register the common stock underlying the Note and the Warrant within a period of 60 days from the date of the Closing.

A copy of the Agreement, the Purchase Agreement, the Registration Rights Agreement, the General Release Agreement, the Split-Off Agreement, Note and Warrant are included as Exhibits 2.1, 10.1, 10.2, 10.4, 10.5, 4.1 and 4.2 respectively, to this Current Report and is hereby incorporated by reference. All references to the Agreement, the General Release Agreement the Split-Off Agreement, Note and Warrant and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF THE AGREEMENT

As described in Item 1.01 above, on October 8, 2020, the Company effectuated a Merger which resulted in Unique, a logistics services company which provides a range of international services that enable its customers to outsource to it sections of their supply chain process. On the Closing Date, pursuant to the terms of the Agreement, we acquired all of the outstanding capital stock of Unique. In exchange, we issued to the Unique Shareholders, their designees or assigns, 130,000 shares of Series A Preferred Stock and 870,000 Shares of Series B Preferred Stock which convert into 6,546,470,000 shares of the Company’s common stock, subject to beneficial ownership limitations and authorized capital stock of the Company..

Pursuant to the terms of the Agreement, Paul Tidwell, cancelled a total of 45,606,489 shares of the Company’s Common Stock, and 1,000,000 shares of the Company’s Preferred Stock held by them.

The directors of the Company have approved the Agreement and the transactions contemplated under the Agreement. The directors of Unique and Unique Shareholders have approved the Agreement and the transactions contemplated thereunder. Immediately following the Closing of the Merger the Company changed its business plan to that of Unique.

References to “we”, “our”, “us”, or “our Company”, from this point forward refer to Innocap, Inc. as currently constituted with Unique and its subsidiaries as our operating subsidiaries.

Corporate History of Innocap

We were incorporated in Nevada on January 23, 2004. In May 2011, Paul Tidwell became Chairman and President and introduced our business plan of researching the location of and salvaging sunken ships. The Company had been actively considering and negotiating several projects that had been extensively researched by its President. Several trips, including to Indonesia, Malaysia and ships that were sunk during World War ll, have been taken or have been scheduled. We have not had any significant development of our business nor have we received any revenue. Due to the lack of results in our attempt to implement our original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities that might be available to the Company.

Immediately following the Closing of the Agreement, the Company changed its business plan to that of Unique. The Company plans to take the steps to immediately change its name to “Unique Logistics International Holdings, Inc.” as well as its trading symbol to better reflect its current business to its shareholders.

Corporate History of Unique Logistics

Unique Logistics Holdings, Inc. (“Unique Logistics Holdings”), a Delaware corporation, was formed on October 28, 2019, for the purpose of conducting a management buyout of three United States subsidiaries majority owned by Unique Logistics Holdings Ltd., a Hong Kong company (“UL HK”) (the “Management Buy Out Transaction”).

Unique Logistics Holdings Ltd., a Hong Kong company (“ULHK”) was incorporated in Hong Kong in 1983. ULHK commenced its business with a focus on transpacific logistics services because of the increasing demands of trade between Hong Kong and the United States. The initial focus was on air freight services but ULHK quickly diversified into ocean freight services. In its first fifteen years of operations, ULHK established itself as a major international logistics service provider in Hong Kong. Driven by the needs of its customer base, from 1997 through 2012, ULHK established a network of offices throughout Asia and the United States. By the end of 2012, the Unique Logistics brand was well recognized in several Asian countries including China, India and Vietnam. In the United States, ULHK offices in Boston, Atlanta, New York, Los Angeles and Chicago had a growing United States customer base in several sectors such as fashion, department stores, furniture, toys and home goods. The vast majority of ULHK’s international business consisted of services pertaining to United States based companies.

Management Buyout Transaction

On May 29, 2020 (the “Buyout Transaction Date”), Unique Logistics Holdings, entered into that certain Securities Purchase Agreement (“ULHK Purchase Agreement”) by and between Unique Logistics Holdings and UL HK, pursuant to which the Company purchased from UL HK (i) sixty percent (60%) of the membership interests of (“UL ATL Membership Interests”) of Unique Logistics International (ATL) LLC, a Georgia limited liability company (“UL ATL”); (ii) eighty percent (80%) of the common stock of Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”); and (iii) sixty-five percent (65%) of the Unique Logistics International (USA) Inc., a New York corporation, for a purchase price of: (i) US$6,000,000, to be paid in accordance with the following (a) $1,000,000 in cash (the “UL HK Cash Purchase Price”); (b) $5,000,000 in the form a subordinated promissory note issued in favor of UL HK and (c) 1,500,000 shares of common stock of Unique Logistics Holdings, representing on issuance 15% of fully paid and non-assessable shares of common stock then outstanding on a fully diluted basis (the “UL HK Stock Purchase Price”). Pursuant to the ULHK Purchase Agreement, Unique Logistics Holdings has been granted an option to purchase 50% of UL HK’s interest in Unique Logistics International (North and East China) Company Limited and its affiliated companies (collectively “UL China”), and has been granted an option to purchase 65% of UL HK’s interest in Unique Logistics International India (Private) Limited (“UL India”) within 12 months of the Buyout Transaction Date.

Further, in connection with the Management Buyout Transaction, Unique Logistics, Holdings entered into a Consulting Services Agreement for a term of three years with Great Eagle Freight Limited (“Great Eagle” or “GEFD”), a Hong Kong Company (the “Consulting Services Agreement”). Pursuant to the Consulting Services Agreement, GEFD will provide Unique Logistics Holdings with logistics services, agents management services, support services, accounting and financial controls support, software and IT support.

In connection with the Management Buyout Transaction, Unique Logistics Holdings also entered into three separate securities purchase agreements with the minority interest holders of UL ATL (the “UL ATL Transaction”), UL BOS (the “UL BOS Transaction”) and UL NY (the “UL NY Transaction”), respectively, whereby, together with the consummation of the Management Buy Out Transaction, each such entity became a wholly-owned subsidiary of Unique Logistics Holdings.

In connection with the UL ATL Transaction, Unique Logistics Holdings, Inc purchased from the minority shareholder, the remaining forty percent (40%) of the UL ATL Membership Interests, for a purchase price of: (i) US$2,819,000, which was paid in accordance with the following (a) $994,000 in cash; and (b) $1,825,000 through a subordinated, non-interest bearing, promissory note to be issued in favor of the minority holder (the “UL ATL Note”). The UL ATL Note bears no interest, except for Default Interest upon the occurrence of a default as defined therein and has a maturity date of May 29, 2023 (the “Maturity Date”). The UL ATL Note provides that payments shall be made to the holder in six equal installments of $304,166.67, with the first payment due on November 29, 2020, and subsequent payment due on May 29th and November 29th of each year until the Maturity Date.

In connection with the UL BOS Transaction, Unique Logistics Holdings, Inc purchased from the minority shareholder, the remaining twenty percent (20%) of the UL BOS Common Stock for a purchase price of up to $290,000 to be paid in accordance with the following (a) $90,000 to be paid in monthly cash payments of $2,500 for a period of thirty-six (36) months, and (b) the assumption of up to $200,000 of debt owed to UL HK. In connection with the UL BOS Transaction, Unique Logistics Holdings, Inc entered into an employment agreement with the minority shareholder dated May 29, 2020 (the “UL BOS Employment Agreement”). The UL BOS Employment Agreement contains an initial term of three years, beginning on May 29, 2020 and ending on May 29, 2023, following the initial term the employment may be terminated by either party on 60 days’ written notice. The UL BOS Employment Agreement provides that the employee will serve as a senior vice president to the Company and will perform the duties and services consistent with the title and function of such office.

In connection with the UL NY Transaction, Unique Logistics Holdings, Inc purchased from the minority shareholder, Unique Logistics Holdings, Inc. Chief Executive Officer, Sunandan Ray, the remaining thirty-five percent (35%) of the UL NY Common Stock for consideration to be paid in accordance with the following (a) the issuance of 7,200,000 shares of the Unique Logistics Holdings common stock and (b) the entrance into and execution of an employment agreement by and between the parties as further described herein (the “Ray Employment Agreement”).

Business Overview

Unique Logistics Holdings operations are performed through its wholly owned subsidiaries, UL ATL, UL BOS and UL NY together with “UL ATL”, UL BOS and Unique Logistics Holdings, (collectively herein referred to as “Unique Logistics”). Unique Logistics is a global logistics and freight forwarding company.

Unique Logistics provides a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. The services provided by Unique Logistics are seamlessly managed by its network of trained employees and integrated information systems. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

Our range of services can be categorized as follows:

•Air Freight services

•Ocean Freight services

•Customs Brokerage and Compliance services

•Warehousing and Distribution services

•Order Management

Air Freight Services

Operating as an Indirect Air Carrier (IAC) or an airfreight consolidator, Unique Logistics provides both time and cost-effective air freight options to its customers. An expansive global network enables the Company to offer door to door service enabling customers to benefit from our expert staff for guidance with the physical movement of cargo and documentation compliance. Cargo space is booked with the airline ahead of time and arrangements are made to receive the cargo into a designated warehouse. Upon receipt cargo is inspected and weighed. Documentation is collected and export clearance is processed. Once cargo is cleared it is prepared for departure. Unique Logistics offers real-time tracking visibility for customers to view when an order is booked, departs and arrives. Unique Logistics contracts with a worldwide network of airlines to provide the best airfreight service in assisting importers to ship using the most efficient and cost-effective method. Some of the selections we offer include:

•Domestic, deferred, express and charter services

•Port to Port and Door to Door

•Global blocked space agreements (BSA)

•Air and ocean combination move

•Air and transload dedicated truck move

•Dangerous goods handling

•Refrigerated cargo

Ocean Freight Services

Operating as an ocean transportation intermediary (“OTI”) to provide ocean freight service both as a non-vessel owning common carrier (“NVOCC”) and freight forwarder, our roles and responsibilities in ocean freight services include the following:

•Selection of most optimal ocean carriers based on both cost and service

•Enter into contract/rate agreement with clients to transport their ocean shipments

•Consolidation of shipments at origin/Deconsolidation of freight at destination

•Arrange to pick-up shipment at origin and deliver at destination

•Prepare and process the documentation/clearance (customs/security) for shipments during ocean transit

•Represent itself as a common carrier that holds itself out to the public to provide ocean transportation, issues its own house bills of lading or equivalent document, but does not operate the vessels by which ocean transportation is provided, and is a shipper in relation to the involved ocean common carrier.

Unique Logistics adds value to its services as follows:

•Ocean freight services are provided in both major and minor trade lanes with representation in all trading nations in Americas, Asia, and Europe

•Securing space on required ocean carrier services based on customer requirement

•Provides options to customers on ocean carrier service choices prior to final selection

•Communicates on any regulations/compliances on exporting and importing shipments on ocean freight routing

•Will play intermediary role at any point of ocean transportation based on customer’s routing preferences

•Customer will be provided with one-stop service without having to interact with multiple players to complete their shipment transaction

•During high demand period, space acquisition on carrier service is provided for committed delivery, and in weak demand season, lower price option is provided for utmost cost saving.

Customs Brokerage and Compliance Services

Unique Logistics is a licensed United States customs broker ensuring importers are compliant with all required regulations. Our services help importers clear cargo with Customs and Border Protection including documentation collection, valuation review, product classification, electronic submission to customs and the collection and payment of duties, tariffs and fees. Unique Logistics works with importers to develop a compliant trade program including product databases, compliance manuals and periodic internal audits. The development of product databases has become critical in the current economic environment due to the China Tariffs effective in 2018 and exclusions effective in 2019. Strict analysis is conducted to determine if importers can obtain any refunds as a result of the exclusions. Unique Logistics also offers importers tools to improve on efficiency such as reporting, visibility and trade consulting including training seminars. Additional services include:

•Preparation of the Import Security Filing (10+2) required to be on file 24 hours prior to shipment departure.

•Clearance and compliance with other government agencies such as FDA, U.S. Department of Agriculture, Consumer Product Safety Commission and Fish & Wildlife.

•Focused assessment and internal audit to determine and eliminate weak areas of compliance

•Post-entry service to change past entries and take advantage of tariff exclusions granted after the original entry was processed.

•Binding rulings to obtain pre-entry classification

•Classification & Valuation

•Trade agreements

•Warehouse entries to differ duty

•Licensing and country of origin marking requirements

•Free Trade Zone (FTZ)

•Duty drawback to get duty back on items exported under certain requirements

•100% Cargo insurance coverage

Warehousing and Distribution Services

Unique Logistics operates warehousing facilities in Santa Fe Springs, CA and in Jamaica, NY and plans to expand such services through its own managed facilities. Unique Logistics also provides warehousing and distribution services through third party facilities.

Warehousing and Distribution services enable Unique Logistics to greatly expand its involvement in our customers’ supply chain, post arrival of international shipments into the United States. Services include the following:

•Transloading of cargo from incoming containers to trucks for delivery.

•Pick and pack services.

•Quality control services under customer instructions.

•Kitting.

•Storage.

•Inventory management.

•Delivery services, including e-Commerce fulfillment services.

Order Management

Unique Logistics offers order management services providing importers with total visibility of every order from the time placed with the supplier to door delivery. Importers send orders electronically immediately upon creation giving the Company the ability to assist in firmly holding suppliers to shipping windows. Ultimately this results in optimizing consolidation and improved on-time delivery. Order management also gives importers the power to control their supply chain by monitoring key milestone events, track order status and manage delivery to the end consumer.

Order Management features:

•Importer and vendor EDI integration

•Key milestone notifications customized per importers’ requirements

•Vendor, booking and document management

•Customized reporting including exception reporting for maximum efficiency

•Consolidation management

•Tracking visibility in real-time

Other Benefits include:

•Single Data Platform

•Avoids a manual booking process

•Eliminates unnecessary data entry

•Document visibility and historical recordkeeping

•Vendor KPI management

•Live milestone updates

Strategy

Unique Logistics has established plans to grow the business by focusing on three key areas: (1) Warehousing and Distribution; (2) Expanding sales and marketing reach in the United States to grow our other business products; and (3) Specialized services to United States companies on their overseas logistics needs in targeted Asian markets.

We believe the above steps will drive organic growth. Organic growth will be supplemented with strategic acquisitions that enable geographical market access as well as strategic service product growth, particularly in the area of Warehousing and Distribution services.

We expect to significantly improve efficiencies in the areas of procurement, customer service, finance and administration and management. We believe this will result in much lower overhead and the ability to build a uniform marketing strategy to build market share and further brand recognition of Unique Logistics throughout the United States.

The Company is also cognizant of the international service needs of our customers, many of whom are United States manufacturers of products that are distributed globally. Such customers have Warehousing and Distribution needs, along with trade advisory services in countries where they are not established. We will focus on China, India, Vietnam and Indonesia as strategic areas where the Company’s services will be offered to United States exporters. These countries will be part of our international investment strategy in the future.

Unique Logistics will continuously assess its Information Technology environment based on emerging trends in logistics and customer requirements. The first step in the strategy is already in place: a single operating platform. We will continue to build add-on service tools that enhance our operating platform. One key area for technology focus will be the seamless delivery of e-Commerce services from origin to consumer with shipment visibility for both customer and customer’s consumer.

Growth Strategy

Strategic Acquisitions

We currently maintain an option to acquire ownership of significant ULHK foreign subsidiaries that are critical to our ability to meet our customers’ international requirements. Through the Consulting Services Agreement between the Company and GEFD, we will ensure that the international brand of Unique Logistics and the seamless services provided to customers remains in place even before the options to acquire ULHK’s foreign subsidiaries is exercised. Additionally, it is our intention to increase our business by seeking additional opportunities through potential domestic acquisitions, revenue sharing arrangements, partnerships or investments.

Organic Growth

We plan to focus on developing business domestically to drive organic growth. Since the Management Buyout Transaction, we have significantly improved our operating efficiencies in the areas of procurement, customer service, finance and administration and management focus of our wholly-owned subsidiaries. We believe this will result in much lower overhead and the ability to build a uniform marketing strategy to build market share and further the brand recognition of Unique Logistics throughout the United States. Additionally, the Company will continuously assess its Information Technology environment based on emerging trends in logistics and customer requirements. The first step in the strategy is already in place: a single operating platform. We will continue to build add-on service tools that enhance our operating platform. One key area for technology focus will be the seamless delivery of e-Commerce services from origin to consumer with shipment visibility for both customer and the customer’s consumer.

Specifically, the Company has well established plans to build business by focusing on three key areas: (1) Warehousing and Distribution; (2) Expanding sales and marketing reach in the United States to grow our other business products; and (3) Specialized services to United States companies on their overseas logistics needs in targeted Asian markets.

Warehousing and Distribution

Unique Logistics has successfully established a major warehousing facility in Santa Fe Springs, CA and now has in-house the management expertise (commercial as well as operational) in successfully managing such facilities. Unique Logistics has also identified a method of identifying growth opportunities by focusing on specific areas of the United States and existing well-constructed facilities where lease assumption is available with an existing customer base.

Expanding Other Existing Business Products

We believe Unique Logistics’ business base that includes three out of the fifty largest importers in the United States can be expanded by building our sales organization and the support organization to successfully deliver our brand of service. The targeted growth areas include Charlotte, NC, Dallas, TX, Houston, TX and Seattle, WA.

Specialized Services to US Companies in Overseas Markets

Unique Logistics has several decades of experience in Asian markets such as China, India, Vietnam and Indonesia. Unique Logistics is constantly dealing with a United States customer base that seeks to do business in these areas but require local expertise. We have the experience and the connections to assist United States companies with local importation, local warehousing and distribution and other local logistics and trade compliance services. We plan to build on our expertise in these four specific countries to build tailored services to US customers, including in business consulting pertaining to logistics and related trade services.

Industry Overview and Competition

The logistics industry is competitive and fragmented. We provide a range of logistics services within the spectrum of the supply chain and in each area of service we face competition from companies operating within that service segment as well as companies that provide a wider range of global services.

The industry includes specialized Non-Vessel Owning Common Carriers (“NVOCCs”) and Indirect Air Carriers (“IACs”), freight forwarders, trucking companies, customs brokers and warehouse operators who operate within their specialized space and very often pose pricing advantages within that segment. We often compete with them, just as we compete against larger players who provide all or most of such services.

Our mission is to bring value to our customers over a wide range of the supply chain through specific competitive advantages:

•Trained, experienced staff with knowledge of those areas of the world where customers are likely to require problem solving abilities.

•Trained, experienced staff with knowledge of the various supply chain segments: Air, Ocean, Customs, Warehousing and Information Technology integration.

•Responsive customer service and the ability to meet our customer needs with people at the front of well-established processes.

Government Regulations and Security

Our industry is subject to regulation and supervision by several governmental authorities.

Operations

The U.S. Department of Transportation (“DOT”), the Federal Aviation Administration (“FAA”) and the U.S. Department of Homeland Security, through the Transportation Security Administration (“TSA”), have regulatory authority over our air transportation services. The Federal Aviation Act of 1958, as amended, is the statutory basis for DOT and FAA authority and the Aviation and Transportation Security Act of 2001, as amended, is the basis for TSA aviation security authority.

All United States indirect air carriers are required to maintain prescribed security procedures and are subject to periodic audits by TSA. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. Our offices are licensed as an airfreight forwarder from the International Air Transport Association (IATA), a voluntary association of airlines and air transport related entities that prescribes certain operating procedures for airfreight forwarders acting as agents for its members.

The shipping of goods by sea is regulated by the Federal Maritime Commission (“FMC”). Our Company is licensed by the FMC to operate as an Ocean Transportation Intermediary (“OTI”) and as a NVOCC. As a licensed OTI and NVOCC we are required to comply with several regulations, including the filing of our tariffs.

Under Department of Homeland Security regulations, we are a qualified participant in the Customs- Trade Partnership Against Terrorism (“C-TPAT”) program requiring us to be compliant with relevant security procedures in our operations.

We are licensed as a customs broker by the Customs and Border Protection (CBP) agency of DHS, nationally and in each U.S. customs district in which we do business. All United States customs brokers are required to maintain prescribed records and are subject to periodic audits by CBP. In other jurisdictions in which we perform customs clearance services, we are licensed by the appropriate governmental authority where such license is required to perform these services.

We do not believe that current United States and foreign governmental regulations impose significant economic restraint upon our business operations. However, the regulations of foreign governments can impose barriers to our ability to provide the full range of our business activities in a wholly or majority United States-owned subsidiary. For example, foreign ownership of a customs brokerage business is prohibited in some jurisdictions and, less frequently, the ownership of the licenses required for freight forwarding and/or freight consolidation is restricted to local entities. When we encounter this sort of governmental restriction, we work to establish a legal structure that meets the requirements of the local regulations, while also providing the substantive operating and economic advantages that would be available in the absence of such regulation. This can be accomplished by creating a joint venture or exclusive agency relationship with a qualified local entity that holds the required license.

Environmental

We are subject to federal, state and local environmental laws and regulations across all of our business units. These laws and regulations cover a variety of processes, including, but not limited to: proper storage, handling and disposal of waste materials; appropriately managing wastewater and stormwater; monitoring and maintaining the integrity of underground storage tanks; complying with laws regarding clean air, including those governing emissions; protecting against and appropriately responding to spills and releases and communicating the presence of reportable quantities of hazardous materials to local responders. We have established site- and activity-specific environmental compliance and pollution prevention programs to address our environmental responsibilities and remain compliant. In addition, we have created numerous programs which seek to minimize waste and prevent pollution within our operations.

Employees

As of October 8, 2020, the Company had 90 employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good. For further information see Section 5.02 below.

DESCRIPTION OF PROPERTY

Our corporate headquarters is currently located at 154-09 146th Avenue, Jamaica, NY 11434 where we occupy 2,219 square feet. Monthly rent for this space is approximately $4,600 per month and our lease expires on April 30, 2024.

A full list of properties leased by the Company are set out below:

LOCATION	LEASE	MONTHLY	SQUARE
CITY, STATE	EXPIRATION	RENT	FEET	FUNCTION
JAMAICA, NY	4/30/2024	$4,813.75	2,219	OFFICE
JAMAICA, NY	7/15/2022	$4,000.00	1,440	WAREHOUSE
ATLANTA, GA	10/31/2028	$13,227.67	5,669	OFFICE
CHELSEA, MA	9/30/2022	$900.00	600	OFFICE
MIDDLETON, MA	7/31/2025	$10,620.75	5,202	OFFICE
SANTA FE SPRINGS, CA	10/15/2022	$108,410.96	110,791	WAREHOUSE/ OFFICE
CHARLOTTE, NC	6/302025	$3,896.06	1,889	OFFICE
ITASCA, IL	2/28/2021	$2,002.32	1,028	OFFICE
ROANOKE, VA	6/1/2021	$595.57	685	OFFICE

Our spaces are utilized for office and warehouse purposes and it is our belief that the spaces are adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY PROVIDES SERVICES TO CUSTOMERS ENGAGED IN INTERNATIONAL COMMERCE. EVERYTHING THAT AFFECTS INTERNATIONAL TRADE HAS THE POTENTIAL TO EXPAND OR CONTRACT OUR PRIMARY MARKET AND ADVERSELY IMPACT OUR OPERATING RESULTS. FOR EXAMPLE, INTERNATIONAL TRADE IS INFLUENCED BY:

•currency exchange rates and currency control regulations;

•interest rate fluctuations;

•changes and uncertainties in governmental policies and inter-governmental disputes, which could result in increased tariff rates, quota restrictions, trade barriers and other types of restrictions;

•changes in and application of international and domestic customs, trade and security regulations;

•wars, strikes, civil unrest, acts of terrorism, and other conflicts;

•changes in labor and other costs;

•natural disasters and pandemics;

•changes in consumer attitudes regarding goods made in countries other than their own;

•changes in availability of credit;

•changes in the price and readily available quantities of oil and other petroleum-related products; and

•increased global concerns regarding working conditions and environmental sustainability.

WE HAVE CUSTOMERS WHO ARE RETAILERS AND THUS, SUBJECT TO THE IMPACT OF COVID RELATED RISKS AND RESTRICTIONS.

Our customer base includes several customers whose business involves retail to the public through brick and mortar stores, many of them in shopping malls. In the period February to May 2020 many such customers faced significant downturn in their business resulting in shut down of supply chains and business loss for our Company. By August 2020, most of these customers are back on track with business levels gradually returning to pre-Covid19 levels. However, the risk of a resurgence of infections or a permanent decline in brick and mortar retail as a fallout of the pandemic could result in significant shift in the business of some of our customers.

WE DEPEND ON OPERATORS OF AIRCRAFTS, SHIPS, TRUCKS, PORTS AND AIRPORTS.

The financial condition of asset-based service providers can have a direct impact on our operations. For example, several ocean carriers have consolidated, with the potential for more consolidations to occur in the industry. The financial results reported by ocean carriers has been an industry concern for several years and bankruptcies such as that of Hanjin Shipping has aggravated those concerns. The combination of reduced carrier capacity and pricing volatility is a risk in our business and our inability to secure shipping capacity or face costs that we cannot pass on to our customers could materially affect our results. Our dependence on third parties to provide equipment and services may impact the delivery and quality of our transportation and logistics services.

WE DERIVE A SIGNIFICANT PORTION OF OUR TOTAL REVENUES AND NET REVENUES FROM OUR LARGEST CUSTOMERS.

Our top eight (8) customers comprise approximately forty five percent (45%) of our consolidated total revenues and forty-five percent (45%) of consolidated net revenues. Our largest customer comprises approximately twelve percent (12%) of our consolidated total revenues. The sudden loss of any of our major customers could materially and adversely affect our operating results.

DUE TO OUR DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS, WE ARE SUBJECT TO A CONCENTRATION OF CREDIT RISK.

As of September 1, 2020, eight (8) customers accounted for approximately sixty eight percent (68%) of our accounts receivable. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. Additionally, our 8 largest customers accounted for approximately forty five percent (45%) of our total revenues for the six months ended June 30, 2020. This concentration of credit risk makes us more vulnerable economically. The loss of any of these customers could materially reduce our revenues and net income, which could have a material adverse effect on our business.

WE RELY ON TECHNOLOGY TO OPERATE OUR BUSINESS.

Our continued success is dependent on our systems continuing to operate and to meet the changing needs of our customers and users. We rely on our technology staff and vendors to successfully implement changes to and maintain our operating systems in an efficient manner. If we fail to maintain and enhance our operating systems, we may be at a competitive disadvantage and lose customers.

As demonstrated by recent material and high-profile data security breaches, computer malware, viruses, and computer hacking and phishing attacks have become more prevalent, have occurred on our systems in the past, and may occur on our systems in the future. Previous attacks on our systems have not had a material financial impact on our operations, but we cannot guarantee that future attacks will have little to no impact on our business.

Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, a significant impact on the performance, reliability, security, and availability of our systems and technical infrastructure to the satisfaction of our users may harm our reputation, impair our ability to retain existing customers or attract new customers, and expose us to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.

OUR EARNINGS MAY BE AFFECTED BY SEASONAL CHANGES IN THE TRANSPORTATION INDUSTRY.

Results of operations for our industry generally show a seasonal pattern as customers reduce shipments during and after the winter holiday season. Historically, income from operations and earnings are lower in the first quarter than in the other three quarters. We believe this historical pattern has been the result of, or influenced by, numerous factors, including national holidays, weather patterns, consumer demand, economic conditions, and other similar and subtle forces. Although seasonal changes in the transportation industry have not had a significant impact on our cash flow or results of operations, we expect this trend to continue and we cannot guarantee that it will not adversely impact us in the future.

OUR BUSINESS IS AFFECTED BY EVER INCREASING REGULATIONS FROM A NUMBER OF SOURCES IN THE UNITED STATES AND IN FOREIGN LOCATIONS IN WHICH WE OPERATE.

Many of these regulations are complex and require varying degrees of interpretation, including those related to trade compliance, data privacy, employment, compensation and competition, and may result in unforeseen costs.

In reaction to the continuing global terrorist threat, governments around the world are continuously enacting or updating security regulations. These regulations are multi-layered, increasingly technical in nature and characterized by a lack of harmonization of substantive requirements among various governmental authorities. Furthermore, the implementation of these regulations, including deadlines and substantive requirements, can be driven by regulatory urgencies rather than industry's realistic ability to comply.

Failure to consistently and timely comply with these regulations, or the failure, breach or compromise of our policies and procedures or those of our service providers or agents, may result in increased operating costs, damage to our reputation, difficulty in attracting and retaining key personnel, restrictions on operations or fines and penalties.

WE ARE SUBJECT TO NEGATIVE IMPACTS OF CHANGES IN POLITICAL AND GOVERNMENTAL CONDITIONS.

Our operations are subject to the influences of significant political, governmental, and similar changes and our ability to respond to them, including:

•changes in political conditions and in governmental policies;

•changes in and compliance with international and domestic laws and regulations; and

•wars, civil unrest, acts of terrorism, and other conflicts.

WE MAY BE SUBJECT TO NEGATIVE IMPACTS OF CATASTROPHIC EVENTS.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic, or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information systems could harm our ability to conduct normal business operations and adversely impact our operating results.

OUR INTERNATIONAL OPERATIONS SUBJECT US TO OPERATIONAL AND FINANCIAL RISKS.

We provide services within and between foreign countries on an increasing basis. Our business outside of the United States is subject to various risks, including:

•changes in tariffs, trade restrictions, trade agreements, and taxations;

•difficulties in managing or overseeing foreign operations and agents;

•limitations on the repatriation of funds because of foreign exchange controls;

•different liability standards; and

•intellectual property laws of countries that do not protect our rights in our intellectual property, including, but not limited to, our proprietary information systems, to the same extent as the laws of the United States.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region.

As we continue to expand our business internationally, we expose the Company to increased risk of loss from foreign currency fluctuations and exchange controls, as well as longer accounts receivable payment cycles. Foreign currency fluctuations could result in currency exchange gains or losses or could affect the book value of our assets and liabilities. Furthermore, we may experience unanticipated changes to our income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. We have limited control over these risks, and if we do not correctly anticipate changes in international economic and political conditions, we may not alter our business practices in time to avoid adverse effects.

THE COMPANY OPERATES IN A COMPETITIVE ENVIRONMENT.

Many of the Company’s current and potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than the Company. The competitive environment may require the Company to make changes in the Company’s pricing or marketing to maintain and extend the Company’s current brand and market position. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish the Company’s revenues, impact the Company’s margins, or lead to a reduction in the Company’s market share, any of which will harm the Company’s business.

AS A MULTINATIONAL CORPORATION, WE ARE SUBJECT TO FORMAL OR INFORMAL INVESTIGATIONS FROM GOVERNMENTAL AUTHORITIES OR OTHERS IN THE COUNTRIES IN WHICH WE DO BUSINESS.

We may become subject to civil litigation with our customers, service providers and other parties with whom we do business. These investigations and litigation may require significant management time and could cause us to incur substantial additional legal and related costs, which may include fines, penalties or damages that could have a materially adverse impact on our financial results.

THE GLOBAL ECONOMY AND CAPITAL AND CREDIT MARKETS CONTINUE TO EXPERIENCE UNCERTAINTY AND VOLATILITY.

Unfavorable changes in economic conditions may result in lower freight volumes and adversely affect the Company’s revenues and operating results, as experienced in 2009 and 2012. These conditions may adversely affect certain of our customers and service providers. Were that to occur, our revenues and net earnings could also be adversely affected. Should our customers’ ability to pay deteriorate, additional bad debts may be incurred. Volatile market conditions can create situations where rate increases charged by carriers and other service providers are implemented with little or no advance notice. We often times cannot pass these rate increases on to our customers in the same time frame, if at all. As a result, our yields and margins can be negatively impacted, as recently experienced, particularly with ocean freight.

THE IMPLEMENTATION OF THE COMPANY’S BUSINESS STRATEGY WILL REQUIRE SIGNIFICANT EXPENDITURE OF CAPITAL AND WILL REQUIRE ADDITIONAL FINANCING.

The implementation of the Company’s business strategy will require significant expenditures of capital, and the Company will require additional financing. Additional funds may be sought through equity or debt financings. The Company cannot offer any assurances that commitments for such financings will be obtained on favorable terms, if at all. Equity financings could result in dilution to holders and debt financing could result in the imposition of significant financial and operational restrictions on the Company. The Company’s inability to access adequate capital on acceptable terms could have a material adverse effect on the Company’s business, results of operations and financial condition.

THE COMPANY’S FAILURE TO CONTINUE TO ATTRACT, TRAIN, OR RETAIN HIGHLY QUALIFIED PERSONNEL COULD HARM THE COMPANY’S BUSINESS.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. Competition for such personnel is intense, particularly in high-technology centers. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

RISKS RELATED TO OUR COMMON STOCK

WE MAY BE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 505,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

MANAGEMENT

Executive Officers and Directors

The following table sets forth, as of the date hereof, the names and ages of our executive officers and directors, and their respective positions and offices held.

Name	Age	Position
Sunandan Ray	62	Chief Executive Officer, Director
David Briones	44	Director
Patrick Lee	43	Director

A brief biography of each of our directors is more fully set forth in Item 5.02, which is incorporated herein by reference.

Committees

We currently do not have any committees in place but anticipate establishing an audit committee, compensation committee and governance and nominating committee in the near future.

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 4200. Pursuant to the definition, the Company has determined that one of its directors, David Briones, currently qualifies as independent.

Employment Agreements

Section 5.02(e) is hereby incorporated by reference.

Family Relationships

There are no family relationships amongst our officers and directors.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Innocap Summary Compensation

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended January 31, 2020 and 2019. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Paul Tidwell, President	2020	-0-	-0-	-0-	-0-	-0-	-0-	100,000 (1)
	2019	-0-	-0-	-0-	-0-	-0-	-0-	100,000 (1)

(1)Amounts have been accrued but not paid. These amounts have been assumed by the Split Off Subsidiary in connection with the Merger.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at January 31, 2020.

Unique Logistics Summary Compensation

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended May 31, 2020 and 2019. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Sunandan Ray	2020	225,000	0	0	0	0	0	12,00	237,000
Chief Executive Officer(1)	2019	225,000						12,000	237,000

1.Mr. Ray became the Company’s Chief Executive Officer and director on October 28,2019. Prior to that date, Mr. Ray was the minority owner and Chief Executive Officer of UL NY and wages reflected in the table represent compensation for his services in such capacity.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised in the last two fiscal years through the date of this Current Report on Form 8-K by the executive officers named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Currently the Company does not pay its board members for their service to the Board but, it may do so in the future.

Option Plan

We currently do not have a Stock Option Plan, however, we may wish to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Great Freight Eagle Limited

On May 29, 2020, in connection with the Management Buyout Transaction, Unique entered into a consulting services agreement (the “GEFD Consulting Agreement”) with Great Eagle Freight Limited, a Hong Kong company (“Great Eagle”).The GEFD Consulting Agreement has a term of three (3) years, and provides that Great Eagle shall provide Unique with agents management services, accounting and financial controls support, Cargo Wise support, IT support, and support, troubleshooting, and liaison services related to the management of agents affiliates of Unique (collectively the “Consulting Services”). Pursuant to the Great Eagle Consulting Agreement, Unique shall pay Great Eagle $500,000 per year with quarterly installments of $125,000 as consideration for the Consulting Services. The Great Eagle Consulting Agreement also provides that Great Eagle may provide certain business introductory services (the “Additional Services”) to Unique for the first year of the GEFD Consulting Agreement. The GEFD Consulting Agreement provides that Unique shall pay to Great Eagle additional fees of $5 per House Bill of Lading or House Air Waybill for new business introduced by Great Eagle, and for a period of twenty four (24 months) a commission of 7% of the net profit, as defined therein, on business with specific customers of the Unique Charlotte office as provided therein.

Patrick Lee, a Director of the Company, is an officer and director and partial owner of Great Eagle. At the Closing and in connection with the Merger, the Company has assumed the GEFD Consulting Agreement.

Other than the aforementioned, none of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party. In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PRE-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 9, 2020, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly, and the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Paul Tidwell, 112 N. Walnut Street, PO Box 489, Jefferson, TX 75657*	95,606,489	55.6
Charles E. Hill & Associates, Inc., 112 N. Walnut Street, PO Box 489, Jefferson, TX 75657**	11,000,000	6.4
Officers and Directors as a group (1 member)	95,606,489	55.6

** Includes 1,000,000 shares held by Charles E. Hill

POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 9, 2020, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned. To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 329,995,611 shares of common stock outstanding as of October 9, 2020. The address of our directors and officers is c/o Unique Logistics Holdings, Inc. at 154-09 146th Ave, Jamaica, NY 11434.

POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 9, 2020, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned. The address of our directors and officers is c/o Unique Logistics Holdings, Inc. at 154-09 146th Ave, Jamaica, NY 11434.

Name and Address of Beneficial Owner(1)	Outstanding Common Stock (2)	Percentage of Ownership of Common Stock (3)
5% Beneficial Shareholders		%

Paul Tidwell,112 N. Walnut Street, PO Box 489, Jefferson, TX 75657	50,000,000	10%
Great Eagle Freight Limited (6)	-	34%

5% Beneficial Shareholders as a Group

Officers and Directors
Sunandan Ray (4)	196,394,100	73.28%
David Briones (5)	-	28.41%
Patrick Lee (7)	-	2.00%
		* %
		* %
		* %
Officers and Directors as a Group (3 persons)		%

———————

*Denotes less than 1%

(1)Beneficial ownership is determined in accordance with Rule 13D-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2)The shares in the table have been listed in accordance with 13-G filings made by the individual investors.

(3)The percentages in the table have been calculated based on treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

(4)Mr. Sunandan Ray owns 196,394,100 shares of the Company’s common stock.  In addition, Mr. Ray owns 686,938 shares of Series B Preferred Stock which convert at a rate of 6,646.47 shares of common stock for every 1 share of Series B Preferred Stock.  The Company is limited to 500,000,000 authorized shares of common stock.  The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

(5)Mr. David Briones owns 0 shares of the Company’s common stock.  In addition, Mr. Briones owns 20,000 shares of Series A Preferred Stock which convert at a rate of 6,646.47 shares of common stock for every 1 share of Series A Preferred Stock.  The Company is limited to 500,000,000 authorized shares of common stock.  The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

(6)Great Freight Limited beneficially  owns 0 shares of the Company’s common stock.  In addition, Great Freight Limited beneficially owns 153,062 shares of Series B Preferred Stock owned by Great Eagle Freight Limited which convert at a rate of 6,646.47 shares of common stock for every 1 share of Series B Preferred Stock.  The Company is limited to 500,000,000 authorized shares of common stock.  The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

(7)Mr. Patrick Lee beneficially  owns 0 shares of the Company’s common stock.  In addition, Mr. Lee beneficially owns 6% of the 153,062 shares of Series B Preferred Stock owned by Great Eagle Freight Limited which convert at a rate of 6,646.47 shares of common stock for every 1 share of Series B Preferred Stock.  The Company is limited to 500,000,000 authorized shares of common stock.  The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue an aggregate number of 505,000,000 shares of capital stock, of which 5,000,000 shares are preferred stock, $0.001 par value per share and 500,000,000 shares are common stock, $0.001 par value per share.

Preferred Stock

The Company authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share. As of October 9,2020, we have 970,000 shares of preferred stock issued and outstanding, consisting of 130,000 shares of Series A Preferred and 840,000 shares of Series B Preferred.

The Company has designated 130,000 shares of preferred stock as Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The holders of Series A Preferred, subject to the rights of holders of shares of the Company’s Series B Preferred Stock which shares will be pari passu with the Series A Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series A Preferred shall have a stated value equal to $0.001.

Holders of Series A Preferred will vote together with the holders of the Company’s Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. In addition, a majority of holders of Series A Preferred shares must provide an affirmative vote to (i) amend the Company’s Articles of Incorporation or bylaws in a way that would be adverse to the holders of the Company’s Series A Preferred, (ii) redeem or repurchase any capital stock of the Company , (iii) declare or pay dividends on any class of capital stock of the Company, or (iv) issue any securities in parity with (other than shares of Series B Preferred)_or senior to the rights of the Series A Preferred with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

Each share of the Series A Preferred shall be convertible into fully paid and non-assessable shares of Common Stock at any time or from time to time at each Holder’s option, and each share of Series A Preferred shall be convertible into 6,546.47 shares of the Company’s common stock. Each holder of Series A Preferred shares shall be subject to limitations on conversions, with such limitations providing that no conversion shall be effected which would result in the converting holder beneficially owning in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder of Series A Preferred may from time to time increase or decrease the Beneficial Ownership Limitation upon 60-day written notice to the Company. The Beneficial Ownership Limitation shall be calculated in accordance with Section 13(d) of the Exchange Act.

If and whenever on or after the date on which the holder received shares of Series A Preferred Stock (“the Series A Issuance Date”) through the twelve month anniversary date of the Series A Issuance Date (the “Anti-Dilution Termination Date”), the Company issues or sells, or in accordance with the terms herein is deemed to have issued or sold, any shares of Common Stock or common stock equivalents (a “Dilutive Issuance”), the number of shares of common stock issuable upon conversion will be adjusted to entitle the holder to acquire such number of shares of common stock (the “Adjustment Shares”)   necessary to maintain the holders Fully-Diluted Ownership Percentage  at the time of the Series A Issuance Date.  “Fully-Diluted Ownership Percentage” shall mean the percentage ownership calculated by dividing (i) the aggregate number of shares issuable upon conversion as of the Series A Issuance Date by (ii) the aggregate number of all issued and outstanding shares of common stock or common stock equivalents of the Company (including any shares of common stock or common stock equivalents which are issuable upon exercise or conversion of options, warrants or other securities or rights within 60 days of the date on which such calculation is being made).

The Company has designated 870,000 shares of preferred stock as Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred”). The holders of Series B Preferred, subject to the rights of holders of shares of the Company’s Series A Preferred Stock which shares will be pari passu with the Series B Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series B Preferred shall have a stated value equal to $0.001.

Holders of Series B Preferred will vote together with the holders of the Company’s Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. In addition, a majority of holders of Series B Preferred shares must provide an affirmative vote to (i) amend the Company’s Articles of Incorporation or bylaws in a way that would be adverse to the holders of the Company’s Series B Preferred, (ii) redeem or repurchase any capital stock of the Company, (iii) declare or pay dividends on any class of capital stock of the Company, or (iv) issue any securities in parity with (other than shares of Series B Preferred) or senior to the rights of the Series B Preferred with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

Each share of the Series B Preferred shall be convertible into fully paid and non-assessable shares of Common Stock at any time or from time to time at each Holder’s option, and each share of Series B Preferred shall be convertible into 6,546.47 shares of the Company’s common stock.

Common Stock

The Company is authorized to issue 505,000,000 shares of common stock, $0.001 par value per share. As of October 9, 2020 we currently have 329,995,611 shares of common stock issued and outstanding and 130,000 shares of Series A Preferred Stock and 840,000 shares Series B Preferred Stock.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of October 9, 2020, there are warrants to purchase up to 570,478,452 shares of our common stock at an exercise price of $0.001946, subject to adjustment.

Options

There are no outstanding options to purchase our securities.

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB and OTCBB, under the symbol “INNO”.

Holders

As of October 9, 2020, we have 329,995,611 shares of our common stock par value, $0.001, issued and outstanding. There are approximately 48 holders of record our common stock.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

LEGAL PROCEEDINGS

The Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The directors and officers of the Company are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.Pursuant to the Merger Agreement dated October 8, 2020, we issued 130,000 shares of our Series A Preferred Stock and 870,000 shares of the Series B Preferred Stock to the Unique Logistics Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of Unique Logistics. Simultaneously with the Closing, the Company issued the Note and Warrant to the Investor. On October 9, 2020, the Company’s Chief executive Officer converted 30,000 shares of Series B Preferred Stock into 196,394,100 shares of the Company’s common stock

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

On October 6, 2020, the Company filed two certificates of designations with the Nevada Secretary of State, designating a class of Series A Preferred stock and a class of Series B Preferred stock, as further described below.

Series A Preferred

The Company has designated 130,000 shares of preferred stock as Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The holders of Series A Preferred, subject to the rights of holders of shares of the Company’s Series B Preferred Stock which shares will be pari passu with the Series A Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series A Preferred shall have a stated value equal to $0.001.

Holders of Series A Preferred will vote together with the holders of the Company’s Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. In addition, a majority of holders of Series A Preferred shares must provide an affirmative vote to (i) amend the Company’s Articles of Incorporation or bylaws in a way that would be adverse to the holders of the Company’s Series A Preferred, (ii) redeem or repurchase any capital stock of the Company , (iii) declare or pay dividends on any class of capital stock of the Company, or (iv) issue any securities in parity with (other than shares of Series B Preferred)_or senior to the rights of the Series A Preferred with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

Each share of the Series A Preferred shall be convertible into fully paid and non-assessable shares of Common Stock at any time or from time to time at each Holder’s option, and each share of Series A Preferred shall be convertible into 6,546.47 shares of the Company’s common stock. Each holder of Series A Preferred shares shall be subject to limitations on conversions, with such limitations providing that no conversion shall be effected which would result in the converting holder beneficially owning in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder of Series A Preferred may from time to time increase or decrease the Beneficial Ownership Limitation upon 60-day written notice to the Company. The Beneficial Ownership Limitation shall be calculated in accordance with Section 13(d) of the Exchange Act.

If and whenever on or after the date on which the holder received shares of Series A Preferred Stock (“the Series A Issuance Date”) through the twelve month anniversary date of the Series A Issuance Date (the “Anti-Dilution Termination Date”), the Company issues or sells, or in accordance with the terms herein is deemed to have issued or sold, any shares of Common Stock or common stock equivalents (a “Dilutive Issuance”), the number of shares of common stock issuable upon conversion will be adjusted to entitle the holder to acquire such number of shares of common stock (the “Adjustment Shares”)   necessary to maintain the holders Fully-Diluted Ownership Percentage  at the time of the Series A Issuance Date.  “Fully-Diluted Ownership Percentage” shall mean the percentage ownership calculated by dividing (i) the aggregate number of shares issuable upon conversion as of the Series A Issuance Date by (ii) the aggregate number of all issued and outstanding shares of common stock or common stock equivalents of the Company (including any shares of common stock or common stock equivalents which are issuable upon exercise or conversion of options, warrants or other securities or rights within 60 days of the date on which such calculation is being made).

The Company has designated 870,000 shares of preferred stock as Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred”). The holders of Series B Preferred, subject to the rights of holders of shares of the Company’s Series A Preferred Stock which shares will be pari passu with the Series B Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series B Preferred shall have a stated value equal to $0.001.

Series B Preferred

Holders of Series B Preferred will vote together with the holders of the Company’s Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. In addition, a majority of holders of Series B Preferred shares must provide an affirmative vote to (i) amend the Company’s Articles of Incorporation or bylaws in a way that would be adverse to the holders of the Company’s Series B Preferred, (ii) redeem or repurchase any capital stock of the Company, (iii) declare or pay dividends on any class of capital stock of the Company, or (iv) issue any securities in parity with (other than shares of Series B Preferred) or senior to the rights of the Series B Preferred with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

Each share of the Series B Preferred shall be convertible into fully paid and non-assessable shares of Common Stock at any time or from time to time at each Holder’s option, and each share of Series B Preferred shall be convertible into 6,546.47 shares of the Company’s common stock.

The foregoing descriptions of the Series A Preferred and the Series B Preferred contain only a brief summary of the rights associated with each, and such description is qualified, in its entirety, by the Certificate of Designations attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 9, 2020, our board of directors dismissed Marcum LLP (“Marcum”), as our independent registered public accountant.

Marcum’s report on the financial statements for Innocap, Inc. for the fiscal years ended January 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended January 31, 2020 and 2019, and in the subsequent interim period through October 9, 2020, the date of dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended January 31, 2020 and 2019, and in the subsequent interim period through October 9, 2020, the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except for the identified material weaknesses in its internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2020.

We have provided a copy of the above disclosures to Marcum and requested Marcum to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Marcum agrees with the above disclosures. A copy of Marcum’s letter, dated October 13, 2020, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On October 9, 2020, our board of directors approved the engagement of Baker Tilly Virchow Krause, LLP, (“Baker Tilly”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended January 31, 2020 and 2019, and the subsequent interim period prior to the engagement of Baker Tilly, the Company has not consulted Baker Tilly regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Merger, on October 8, 2020, we issued 130,000 shares of our Series A Preferred Stock and 870,000 shares of our Series B Preferred Stock to the Unique Logistics Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of Unique Logistics. As such, immediately following the Merger, the Unique Shareholders may convert the Series A Preferred Stock and Series B Preferred Stock into an aggregate of 6,546,470,000 shares of common stock, subject to beneficial ownership limitations and authorized capital stock of the Company. In addition, on October 9, 2020, Sunandan Ray our Chief Executive Officer, converted 30,000 shares of Series B Preferred stock into 196,934,100 shares of common stock of the Company, or roughly 59.51__% of the issued and outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Further, effective October 8, 2020, Mr. Sunandan Ray, Mr. David Briones and Patrick Lee, were appointed as members of our board of directors. Finally, effective October 8, 2020, our Directors appointed Mr. Sunandan Ray our Chief Executive Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

Effective October 8, 2020, Mr. Paul Tidwell resigned from his position on the board. There were no disagreements between Mr. Tidwell and us or any officer or director of the Company.

(b) Resignation of Officers

Effective October 8, 2020, Mr. Tidwell resigned as our Chief Executive Officer, and Principal Accounting Officer.

(c) Appointment of Directors

Effective October 82020, the following persons were appointed as members of the Board of Directors:

Name	Age	Position
Sunandan Ray	62	Director
David Briones	44	Director
Patrick Lee	43	Director

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective June 16, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
Sunandan Ray	62	Chief Executive Officer

The business background descriptions of the newly appointed officers and directors are as follows:

Sunandan Ray, 62. Sunandan has close to 30 years of experience in the logistics industry. He established and currently manages over 15 of ULHL’s offices in the US and India with over $70 million in revenue. Prior to his partnership with ULHL, Sunandan established and managed operating companies on behalf of MSAS Cargo International (now part of DHL/ Deutsche Post) in USA, India, Sri Lanka, Bangladesh, Mauritius and Turkey from 1989 to 1997. Sunandan successfully negotiated with MSAS Cargo, a management buyout of the companies under his management and after building the group over 10 years into a US $50 million enterprise, it was bought by French transportation company, Group Bollore. From 1992 through 1996, Sunandan built and sold to a strategic investor a group of software companies, Sunrise Group, which had over US$ 10 million in revenue at the time of sale.

Sunandan is a qualified Chartered Accountant (London, UK) who worked for 10 years with Price Waterhouse (now PWC) in London, UK, The Hague, Netherlands and New York, NY from 1979 to 1989. He also holds a Masters in Science (Technology) in Computer Science from the Birla Institute of Technology & Science, in Pilani, India.

David Briones, 44, Director

Mr. Briones is the founder and managing member of Brio Financial Group since its inception in October 2010, with over nineteen years of public accounting and executive level experience. He consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Since March 2019, Mr. Briones has also been the Chief Financial Officer of Hoth Therapeutics, Inc. (NASDAQ: HOTH), a biopharmaceutical company. From August 2013 to January 2020, Mr. Briones was the Chief Financial Officer for Petro River Oil Corp., an independent energy company focused on the exploration and development of conventional oil and gas assets. From October 2017 to May 2018 Mr. Briones was the Chief Financial Officer of Bitzumi, Inc., a Bitcoin exchange and marketplace.

Patrick Lee, 43, Director

Lee, Patrick Man Bun, age 43, combines over 15 years of experience in freight forwarding/warehousing senior management. Previously, he had been involved in two global companies in the logistics industry, holding positions including Management Trainee, Business Development Coordinator, and Logistics Operations Coordinator. From 2005 through 2012, Patrick was the Business Development Director for Unique Logistics Holdings Limited, a freight forwarding company based in Hong Kong. From 2012 to 2017, Patrick served Unique Logistics Holdings Limited in his capacity as Executive Vice President. Patrick has taken up the position of Group COO since 2017 and has become a Board Member. He has Bachelor of Commerce from University of British Columbia (Canada), and an MSc Supply Chain Management from Cranfield University (England).

Family Relationships

There are no family relationships with any of our officers and directors.

EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

Unique Logistics

Employment Agreements

On May 29, 2020, Unique Logistics and Sunandan Ray entered into the Ray Employment Agreement pursuant to which Mr. Ray has been employed by Unique Logistics to serve as President and Chief Executive Officer. The Ray Employment Agreement has an initial term of three years, and automatically renews for successive consecutive one-year period terms, unless either party provides notice to the other party not more than 270 days and not less than 180 days before the end of the then existing term. Mr. Ray will receive a base salary of $250,000 per year with annual increases at the rate of 3% with such increases applied on January 1 of each year. The Ray Employment Agreement includes a performance-based bonus of up to 125% of the base salary upon Unique Logistics achieving certain performance targets as defined in the Ray Employment Agreement. The Ray Employment Agreement also provides for employment benefits and reimbursement provisions that are typical of such agreements.

As of the date of the Merger Agreement, the Company assumed the Ray Employment Agreement.

Item 5.03

As a result of the Merger, the Company is changing its fiscal year end from January 31 to May 31.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of Unique Logistics as well Pro-forma financial statements will be filed within 75 days of this Current Report on Form 8-K.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated October 8, 2020.

3.1*	Certificate of Designation of Series A Preferred of Innocap, Inc., dated October 7, 2020.

3.2*	Certificate of Designation of Series B Preferred of Innocap, Inc., dated October 7, 2020.

4.1*	10% Convertible Promissory Note, dated October 8, 2020.

4.2*	Common Stock Purchase Warrant, dated October 8, 2020.

10.1*	Securities Purchase Agreement, dated October 8, 2020.

10.2*	Registration Rights Agreement, dated October 8, 2020.

10.3*	Employment Agreement with Sunandan Ray dated May 29, 2020.

10.4*	General Release Agreement, dated October 8, 2020.

10.5*	Split-Off Agreement, dated October 8, 2020.

* Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCAP, INC.

Date: October 13, 2020	By:	/s/Sunandan Ray
	Name:	Sunandan Ray
	Title:	Chief Executive Officer